Exhibit 10.1

FIRST AMENDMENT TO

THE MOODY’S CORPORATION RETIREMENT ACCOUNT

The Moody’s Corporation Retirement Account (amended and restated effective as of January 1, 2007) is amended by deleting “(other than amounts paid after termination of employment)” in the first sentence of Section 1.14, effective as of January 1, 2009.